UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 17, 2014

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 17, 2014, Atlas Air Worldwide Holdings, Inc. ("AAWW" or the "Company") received notice from its 49% owned affiliate, Global Supply Systems Limited ("GSS"), that British Airways Plc ("BA") has provided an early termination notice under the wet lease agreement between BA and GSS relating to three of the Company's B747-8F aircraft, which are currently leased to GSS. The effective date of the wet lease termination is April 30, 2014. The three 747-8F aircraft leases between Atlas Air, Inc., a wholly-owned subsidiary of the Company, and GSS relating to such aircraft will terminate on the same date.

For additional information, see AAWW's press release dated January 17, 2014, which is attached hereto as Exhibit 99 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99 - Atlas Air Worldwide Holdings, Inc. press release, dated January 17, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

January 17, 2014	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer

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Exhibit Index

Exhibit No.	Description

99	Atlas Air Worldwide Holdings, Inc. press release, dated January 17, 2014.